Exhibit (h)(15)

State Street Bank and Trust Company

Channel Center

One Iron St.

Boston, Massachusetts 02210

Attn: Robert Johnson, Vice President

Re:	Transfer Agency and Service Agreement

Ladies and Gentlemen:

Reference is made to that certain Transfer Agency and Service Agreement (as amended, the “Agreement”) dated as of November 20, 2015 by and between State Street Bank and Trust Company and each Trust on behalf of its Portfolios. Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

Please be advised that the undersigned Trust has established the following new portfolios (the “New Portfolios”):

Legg Mason ETF Investment Trust

Western Asset Total Return ETF

In accordance with Section 12.2 of the Agreement, the undersigned Fund hereby requests that your bank act as transfer agent for each New Portfolio under the terms of the Agreement.

Attached as Exhibit A hereto is a replacement of “Schedule A” to the Agreement, effective as of the date set forth below. The attached Schedule A is marked to reflect the addition of the New Portfolios.

Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement. Please sign below to evidence your consent and agreement to the above.

[signature page follows]

LEGG MASON ETF INVESTMENT TRUST

By:
Name:
Title:

Consented and Agreed to:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President
Effective Date: December 6, 2017

Schedule A

LIST OF PORTFOLIOS

Legg Mason ETF Investment Trust

ClearBridge All Cap Growth ETF

ClearBridge Dividend Strategy ESG ETF

ClearBridge Large Cap Growth ESG ETF

Legg Mason Developed ex-US Diversified Core ETF

Legg Mason Emerging Markets Diversified Core ETF

Legg Mason Emerging Markets Low Volatility High Dividend ETF

Legg Mason Global Infrastructure ETF

Legg Mason International Low Volatility High Dividend ETF

Legg Mason Low Volatility High Dividend ETF

Legg Mason Small-Cap Quality Value ETF

Legg Mason US Diversified Core ETF

Western Asset Total Return ETF

A-1